UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 8, 2003
(Date of Report - Date of earliest event reported on)

COMMUNITY BANCORP.

Vermont	000-16435	03-0284070
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Derby Road, Derby, Vermont	05829
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number: (802) 334-7915

Not Applicable
(Former name, former address, if changed since last report)

Item 9. Regualtion FD Disclosure.  The following information is furnished pursuant to Item 12 of the Form 8-K:

On July 8, 2003, Community Bancorp. announced the earnings and other financial information for the period ended June 30, 2003. The text of the Press Release is as follows:

PRESS RELEASE

Community Bancorp. Reports Earnings and Dividend

Derby, VT	July 8, 2003	For immediate release

For more information, contact Richard C. White at 802-334-7915

     Community Bancorp., the parent company of Community National Bank, of Derby, VT had reported earnings for the quarter ended June 30, 2003 of $1,088,881 or $0.29 per hare, as compared to $948,460 or $0.25 per share for the same period a year ago. Year to date earnings were reported to be $1,997,937 or $0.53 per share compared to $1,564,383 or $0.42 per share for the first six months of 2002.

     As of June 30, 2003, the company reported assets of $296,535,433 with total loans of $204,280,041 and deposits of $245,196,339.

     In commenting on the company's activities and performance for the first six months, President Richard White said that mortgage lending continues to dominate Community National Bank's activities so far this year. "Year to date," White said, "we have originated over $50.3 million in mortgages, including construction loans, purchases and refinancings involving over 500 individuals or families in the communities we serve. This compares to $38.7 million as of June 30, 2002 which in itself was a record year for us in mortgage lending."

     The company's Board of Directors has declared a cash dividend of sixteen cents per share, payable August 1, 2003 to shareholders of record as of July 15, 2003.

     Community National Bank is an independent bank that has been serving its communities since 1851, with offices now located in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier and Barre.

     Forward-Looking Statements: This press release contains forward-looking statements, including, without limitation, statements about the company's financial condition, results of operations, earnings outlook and business affairs. Although these statements are based on management's current expectations and estimates, actual conditions, results, earnings and business may differ materially from those contemplated by such forward-looking statements, as they could be influenced by numerous factors which are unpredictable and outside the company's control. Factors that may cause actual results to differ materially from such statements include, among others, the following: (1) competitive pressures increase among financial services providers in the company's northern New England market area or in the financial services industry generally, including pressures from nonbank financial service providers, from increasing consolidation and integration of financial service providers and from changes in technology and delivery systems; (2) interest rate changes in such a way as to reduce the Company's interest margins and its funding sources; (3) general economic or monetary conditions, either nationally or regionally, are less favorable than expected, resulting in a deterioration in credit quality or diminished demand for the company's products and services; and (4) changes in laws or government rules, or the way in which courts interpret those laws or rules, adversely affect the company's business or impose additional costs and regulatory requirements.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMMUNITY BANCORP.

DATED: July 8, 2003	/s/Stephen P. Marsh
Stephen P. Marsh,
Vice President & Treasurer